PRDO ANNOUNCES 1Q26 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION ANNOUNCES FIRST QUARTER 2026 RESULTS

Earnings per diluted share increased by 30.8% as compared to the prior year

Schaumburg, IL. (May 7, 2026) – Perdoceo Education Corporation (NASDAQ: PRDO), a provider of postsecondary education programs through its academic institutions, today reported operating and financial results for the first quarter ended March 31, 2026.

"First quarter results were ahead of our expectations which we believe continue to underscore the operating strength and value proposition of our academic institutions,” said Todd Nelson, President and Chief Executive Officer. “During the quarter, our academic institutions continued to generate strong levels of prospective student interest, while student retention and engagement trended near multi-year highs. We remain optimistic for 2026 and will continue to make selective investments that, we believe, will further improve academic outcomes and student experiences."

First Quarter 2026 Results as Compared to Prior Year Quarter

•
Operating income increased 22.0% to $63.1 million, while adjusted operating income increased 14.1% to $72.5 million*.
•
Revenue increased 4.1% to $221.7 million compared to $213.0 million.
•
Total student enrollments at March 31, 2026 increased by 1.1%. Total student enrollment growth at CTU and USAHS was partially offset by the expected decline at AIUS.
•
Earnings per diluted share was $0.85 as compared to $0.65, while adjusted earnings per diluted share grew by 28.6% to $0.90 as compared to $0.70*.

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliations attached to this press release.

PRDO ANNOUNCES 1Q26 RESULTS …PG 2

TOTAL STUDENT ENROLLMENTS

•
As of March 31, 2026, total student enrollments were 48,740 an increase of 1.1% as compared to 48,190 total student enrollments as of March 31, 2025.

	As of March 31,
Total Student Enrollments	2026	2025	% Change
CTU (1)	34,050	33,400	1.9%
AIUS (1)	10,320	10,550	-2.2%
USAHS	4,370	4,240	3.1%
Total	48,740	48,190	1.1%
(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at our universities.

REVENUE

•
For the quarter ended March 31, 2026, revenue increased 4.1% to $221.7 million compared to revenue of $213.0 million for the prior year quarter.

	For the Quarter Ended March 31,
Revenue ($ in thousands)	2026	2025	% Change
CTU	$120,756	$116,074	4.0%
AIUS	57,816	57,564	0.4%
USAHS	43,008	39,183	9.8%
Corporate and Other	163	183	NM
Total	$221,743	$213,004	4.1%

PRDO ANNOUNCES 1Q26 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended March 31, 2026, operating income increased 22.0% to $63.1 million as compared to the prior year quarter.

	For the Quarter Ended March 31,
Operating Income ($ in thousands)	2026	2025	% Change
CTU	$50,543	$46,760	8.1%
AIUS	12,564	11,221	12.0%
USAHS	6,307	(330)	NM
Corporate and Other	(6,292)	(5,924)	NM
Total	$63,122	$51,727	22.0%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, such as adjusted operating income, which exclude certain non-cash items, as a means to better understand its operating performance. (See the table below and the GAAP to non-GAAP reconciliations attached to this press release for further details.)

•
For the quarter ended March 31, 2026, adjusted operating income of $72.5 million increased 14.1% compared to adjusted operating income of $63.5 million for the prior year quarter.

	For the Quarter Ended March 31,
Adjusted Operating Income ($ in thousands)	2026	2025
Operating income	$63,122	$51,727

Depreciation and amortization	9,347	11,807

Adjusted Operating Income	$72,469	$63,534

% Increase (Decrease)	14.1%

PRDO ANNOUNCES 1Q26 RESULTS …PG 4

NET INCOME, EARNINGS PER DILUTED SHARE AND ADJUSTED EARNINGS PER DILUTED SHARE

For the quarter ended March 31, 2026, the Company recorded:

•
Net income of $54.0 million compared to $43.7 million for the prior year quarter.
•
Earnings per diluted share of $0.85 compared to $0.65 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.90 compared to $0.70 for the prior year quarter. (See the GAAP to non-GAAP reconciliations attached to this press release for further details.)

	For the Quarter Ended March 31,
	2026	2025
Net income ($ in thousands)	$53,951	$43,688
Earnings per diluted share	$0.85	$0.65

Adjusted earnings per diluted share	$0.90	$0.70
% Increase (Decrease)	28.6%

CAPITAL ALLOCATION

On May 6, 2026 the board of directors declared a quarterly dividend of $0.15 per share, which will be paid on June 12, 2026 to holders of record of common stock as of June 1, 2026. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student enrollment, student support and technology projects, as well as evaluating future acquisitions and share repurchases under our authorized repurchase program.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended March 31, 2026, net cash provided by operating activities was $69.4 million, compared to net cash provided by operating activities of $65.1 million for the prior year quarter.
•
As of March 31, 2026 and December 31, 2025, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $680.0 million and $643.5 million, respectively.

	For the Quarter Ended March 31,
Selected Cash Flow Items ($ in thousands)	2026	2025	% Change
Net cash provided by operating activities	$69,389	$65,127	6.5%
Capital expenditures	$1,740	$1,737	0.2%

PRDO ANNOUNCES 1Q26 RESULTS …PG 5

OUTLOOK

The Company is providing its second quarter outlook and updating its full year 2026 outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliations for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For the Quarter Ending June 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2026	2025	2026	2025
Operating Income	$53.6M - $54.6M	$51.4M	$217.1M - $226.1M	$196.0M

Depreciation and amortization	$9.4M	$10.1M	$36.9M	$41.6M

Adjusted Operating Income	$63.0M - $64.0M	$61.5M	$254.0M - $263.0M	$237.6M

Earnings Per Diluted Share	$0.74 - $0.75	$0.62	$2.86 - $2.97	$2.42

Amortization of acquired intangible assets	0.07	0.06	0.25	0.26
Tax effect of adjustments	(0.02)	(0.01)	(0.06)	(0.07)

Adjusted Earnings Per Diluted Share	$0.79 - $0.80	$0.67	$3.05 - $3.16	$2.61

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of future adjustments made for certain non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for the second quarter ending June 30, 2026 and year ending December 31, 2026 are based on the following key assumptions and factors, among others: (i) prospective student interest in our academic institutions' programs and trends in student retention and engagement remain consistent with management’s recent experiences, (ii) no material impact from current or future federal budget reconciliations or other legislative activity on the availability of current levels of federal student aid or the conditions associated with participating in such aid programs, (iii) no significant impact from new or proposed regulations, or from updated interpretations of current regulations, administrative actions by or changes in the structure of federal agencies or other adverse changes in the legal or regulatory environment, including government shutdowns, which may require operational changes in the way the Company’s academic institutions attract, connect with, enroll, support and educate current and prospective students, among other impacts, (iv) any impact on total student enrollments due to elimination of the Grad plus loan program will not be material as prospective students are assumed to have access to private lending sources, (v) no significant operating impacts from the settlement with the U.S. Federal Trade Commission or other legal or regulatory matters, (vi) no material disruptions to the availability of the current levels of federal student aid whether due to the restructuring of federal agencies, government shutdowns, staffing related changes or layoffs or changes to congressional funding priorities, (vii) no material impact from the increased use of AI by prospective students in lieu of search engines, (viii) earnings per diluted share outlook assumes an effective income tax rate of approximately 20.0% for the second quarter and approximately 23.0% for the full year, and (ix) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 1Q26 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, May 7, 2026 at 5:00 p.m. Eastern time to discuss the first quarter operating and financial results, and second quarter and full year 2026 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Both dial-in numbers will use the access code 4671240. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/170297468. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education to a diverse student population, with fully online, campus-based and hybrid learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”), the American InterContinental University System (“AIUS” or “AIU System”) and University of St. Augustine for Health Sciences ("USAHS") – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Our academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. USAHS prepares medical professionals to provide quality medical care to communities across the country primarily through its graduate health sciences degree offerings in physical therapy, occupational therapy, speech language therapy and nursing, as well as continuing education programs. Perdoceo's academic institutions are committed to providing quality education that closes the gap between learners who seek to advance their careers and employers and communities needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and current factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and results of operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to attract and connect with prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the new 90-10, earnings premium, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education, the "Department"), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the Department, or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the impact of any federal budget reconciliations or other legislative activities on the availability of adequate levels of federal student aid or the conditions associated with participating in such aid programs; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the Securities and Exchange Commission.

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PRDO ANNOUNCES 1Q26 RESULTS …PG 7

CONTACT

Investors:

Alpha IR Group

Nick Nelson or Daniel Naik

(312) 445-2870

PRDO@alpha-ir.com

or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$164,306	$110,970
Restricted cash	815	21,310
Short-term investments	514,840	511,211
Total cash and cash equivalents, restricted cash and short-term investments	679,961	643,491

Student receivables, net	39,587	27,197
Receivables, other	6,958	5,037
Prepaid expenses	17,205	16,881
Inventories	3,277	4,049
Other current assets	357	208
Total current assets	747,345	696,863

NON-CURRENT ASSETS:
Property and equipment, net	80,990	83,314
Right of use assets, net - operating	41,518	43,290
Right of use assets, net - finance	8,980	10,259
Goodwill	265,697	265,697
Intangible assets, net	73,769	77,945
Student receivables, net	4,940	4,811
Deferred income tax assets, net	57,438	57,438
Other assets	8,096	8,100
TOTAL ASSETS	$1,288,773	$1,247,717

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liabilities- operating	$8,421	$6,032
Lease liabilities - finance	5,584	5,458
Accounts payable	18,665	14,271
Accrued expenses:
Payroll and related benefits	26,454	44,363
Advertising and marketing costs	7,095	7,838
Income taxes	19,751	5,627
Other	16,958	16,374
Deferred revenue	52,249	37,844
Total current liabilities	155,177	137,807

NON-CURRENT LIABILITIES:
Lease liabilities - operating	41,499	43,752
Lease liabilities - finance	4,647	6,097
Sale lease-back financing	57,084	56,992
Other liabilities	30,457	30,657
Total non-current liabilities	133,687	137,498

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	928	921
Additional paid-in capital	724,243	720,574
Accumulated other comprehensive (loss) income	(1,040)	1,070
Retained earnings	762,683	718,365
Treasury stock	(486,905)	(468,518)
Total stockholders' equity	999,909	972,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,288,773	$1,247,717

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31,
	2026	% of Total Revenue	2025	% of Total Revenue
REVENUE:
Tuition and fees, net	$220,622	99.5%	$211,848	99.5%
Other	1,121	0.5%	1,156	0.5%
Total revenue	221,743		213,004
OPERATING EXPENSES:
Educational services and facilities	47,065	21.2%	48,542	22.8%
General and administrative	102,209	46.1%	100,928	47.4%
Depreciation and amortization	9,347	4.2%	11,807	5.5%
Total operating expenses	158,621	71.5%	161,277	75.7%
Operating income	63,122	28.5%	51,727	24.3%
OTHER INCOME:
Interest income	6,536	2.9%	6,476	3.0%
Interest expense	(1,526)	-0.7%	(1,682)	-0.8%
Miscellaneous expense	(2)	0.0%	(16)	0.0%
Total other income	5,008	2.3%	4,778	2.2%
PRETAX INCOME	68,130	30.7%	56,505	26.5%
Provision for income taxes	14,179	6.4%	12,817	6.0%

NET INCOME	53,951	24.3%	43,688	20.5%

NET INCOME PER SHARE - BASIC:	$0.86		$0.67

NET INCOME PER SHARE -DILUTED:	$0.85		$0.65

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	62,496		65,680
Diluted	63,431		66,872

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended March 31,
(In Thousands)	2026		2025
NET INCOME	$53,951		$43,688
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Unrealized (loss) gain on investments	(2,110)		507
Total other comprehensive (loss) income	(2,110)		507
COMPREHENSIVE INCOME	$51,841		$44,195

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarter Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,951	$43,688
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,347	11,807
Bad debt expense	5,745	7,558
Compensation expense related to share-based awards	3,174	2,857
Changes in operating assets and liabilities	(2,828)	(783)
Net cash provided by operating activities	69,389	65,127

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(81,625)	(100,367)
Sales of available-for-sale investments	76,304	103,286
Purchases of property and equipment	(1,740)	(1,737)
Net cash (used in) provided by investing activities	(7,061)	1,182

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	502	978
Purchase of treasury stock	(8,137)	(25,192)
Payments of employee tax associated with stock compensation	(10,250)	(7,544)
Payments of cash dividends and dividend equivalents	(10,278)	(9,202)
Earnout payments related to business acquisition	-	(1,757)
Principal payments for finance lease	(1,324)	(1,207)
Principal payments for failed sale leaseback	-	(489)
Net cash used in financing activities	(29,487)	(44,413)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	32,841	21,896
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	132,280	131,753
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$165,121	$153,649

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended March 31,
	ACTUAL
Adjusted Operating Income	2026	2025
Operating income	$63,122	$51,727

Depreciation and amortization (2)	9,347	11,807

Adjusted Operating Income	$72,469	$63,534

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2026	2025

Operating income	$53.6M - $54.6M	$51,399

Depreciation and amortization (2)	9.4M	10,148

Adjusted Operating Income	$63.0M - $64.0M	$61,547

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2026	2025

Operating income	$217.1M - $226.1M	$196,000

Depreciation and amortization (2)	36.9M	41,627

Adjusted Operating Income	$254.0M - $263.0M	$237,627

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended March 31,
	ACTUAL
	2026	2025
Earnings Per Diluted Share	$0.85	$0.65

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.07	0.06
Total pre-tax adjustments	$0.07	$0.06
Tax effect of adjustments (3)	(0.02)	(0.01)
Total adjustments after tax	0.05	0.05
Adjusted Earnings Per Diluted Share	$0.90	$0.70

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2026	2025
Earnings Per Diluted Share	$0.74 - $0.75	$0.62

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.07	0.06
Total pre-tax adjustments	0.07	$0.06
Tax effect of adjustments (3)	(0.02)	(0.01)
Total adjustments after tax	0.05	0.05
Adjusted Earnings Per Diluted Share	$0.79 - $0.80	$0.67

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2026	2025
Earnings Per Diluted Share	$2.86 - $2.97	$2.42

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.25	0.26
Total pre-tax adjustments	0.25	$0.26
Tax effect of adjustments (3)	(0.06)	(0.07)
Total adjustments after tax	0.19	0.19
Adjusted Earnings Per Diluted Share	$3.05 - $3.16	$2.61

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures, such as adjusted operating income, which may exclude certain non-cash items as a means to understand the core performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help better analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.